Exhibit 10.1

FIRST AMENDMENT
TO
FIRST AMENDED AND RESTATED OMNIBUS AGREEMENT

This First Amendment (this “Amendment”) to the First Amended And Restated Omnibus Agreement (the “Omnibus Agreement”) is entered into on, and effective as of, July 30, 2008 (the “Effective Date”), and is by and among Exterran Holdings, Inc., a Delaware corporation (“Exterran”), Exterran Energy Solutions, L.P., a Delaware limited partnership (“EES”), Exterran GP LLC, a Delaware limited liability company formerly named UCO GP, LLC (“GP LLC”), Exterran General Partner, L.P., a Delaware limited partnership formerly named as UCO General Partner, L.P. (the “General  Partner”), Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”) and EXLP Operating LLC (the “Operating Company”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”  Capitalized terms used but not defined herein shall have the meaning given thereto in the Omnibus Agreement.

RECITALS

A.             The Parties, together with Exterran, Inc., a Texas corporation, (“EI”), entered into the Omnibus Agreement on, and effective as of August 20, 2007.

B.           As a result of a reorganization that occurred on May 31, 2008 (the “Reorganization”), EI was merged with and into EES.

C.           The Parties desire to amend Section 3.2(a) of the Omnibus Agreement to (i) increase the maximum selling, general and administrative costs that may be allocated to the Partnership to take into account the contribution of certain compression services agreements and compression equipment (the “New Assets”) to the Partnership in the transaction (the “Transaction”) set forth in that certain Contribution, Conveyance and Assumption Agreement by and among Exterran, Hanover Compressor Company, Hanover Compression General Holdings, LLC, EES, Exterran ABS 2007 LLC, Exterran ABS Leasing 2007 LLC, EES Leasing LLC, EXH GP LP LLC, GP LLC, EXH MLP LP LLC, the General Partner, the Operating Company, EXLP Leasing LLC and the Partnership, dated as of June 25, 2008 (the “Contribution Agreement”) and (ii) reflect the results of the Reorganization.

D.           The Parties desire to amend Section 3.2(b) of the Omnibus Agreement to increase the maximum Cost of Sales per Average Horsepower that may be allocated to the Partnership Group to take into account the New Assets.

E.           The Parties desire to restate Schedules A, B, C and D of the Omnibus Agreement to reflect the Exterran Customers, Exterran Overlapping Customers, Partnership Customers and Partnership Overlapping Customers, respectively, upon consummation of the Transaction.

F.           The Conflicts Committee of the Board of Directors of GP LLC has approved the form, terms and substance of this Amendment in accordance with the requirements set forth in Sections 3.2(a) and (b) of the Omnibus Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the Parties hereby agree as follows:

1. Omnibus Agreement Amendment.

(a) The definition of “Limit Period” in Section 1.1 of the Omnibus Agreement is hereby replaced in its entirety with the following:

 “ “Limit Period” means the period commencing on July 1, 2008 and ending on December 31, 2009.”

(b) The definition of “Cost of Sales” in Section 1.1 of the Omnibus Agreement is hereby replaced in its entirety with the following:

“  “Cost of Sales” means any costs incurred of the type included in the “Cost of sales (excluding depreciation expense)” line item in the consolidated statement of operations of the Partnership prepared in accordance with GAAP, as applied as of the Effective Date.”

(c) The Omnibus Agreement is hereby amended by replacing Section 3.2(a) in its entirety with the following:

“Notwithstanding Section 3.1, the amount that the Exterran Entities are entitled to receive from the Partnership Group pursuant to Section 3.1 for selling, general and administrative costs during any particular quarter commencing with the quarter in which the Transaction is consummated during the Limit Period shall not exceed $6.0 million (the “SG&A Limit”); provided, that with respect to the quarter during which the Transaction is consummated, it means the sum of (i) the product of $4.75 million multiplied by a fraction of which the numerator is the number of days in such period prior to consummation of the Transaction and of which the denominator is 91 or 92 as applicable and (ii) the product of $6.0 million multiplied by a fraction of which the numerator is the number of days in such period on and after consummation of the Transaction and of which the denominator is 91 or 92 as applicable. The SG&A Limit shall be reduced by any cash selling, general and administrative costs incurred directly by the Partnership Group during the applicable period. In the event that during the Limit Period the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands after consummation of the Transaction, then the Parties shall negotiate in good faith any appropriate increase in the SG&A Limit in order to account for any adjustments in the nature and extent of the selling, general and administrative services provided by the Exterran Entities to the Partnership Group, with any such increase in the SG&A Limit subject to the approval of the Conflicts Committee.”

(d) The Omnibus Agreement is hereby amended by replacing Section 3.2(b) in its entirety with the following:

“Notwithstanding Section 3.1, the amount that the Exterran Entities are entitled to receive from the Partnership Group pursuant to Section 3.1 for Cost of Sales during any particular quarter during the Limit Period shall not exceed $21.75 times the Average Horsepower of the Partnership Group during such quarter (the “Cost of Sales Limit”). The Cost of Sales Limit shall be reduced by any Cost of Sales incurred directly by the Partnership Group during the applicable period. In the event that during the Limit Period the Partnership Group makes any additional acquisitions of assets or businesses or the business of the Partnership Group otherwise expands after the Effective Date, then the Parties shall negotiate in good faith any appropriate increase in the Cost of Sales Limit in order to account for any adjustments in the Cost of Sales of the Partnership Group (on a per horsepower basis) as a result of such acquisition or expansion, with any such increase in the Cost of Sales Limit subject to the approval of the Conflicts Committee.”

 (e) The Omnibus Agreement is hereby amended by deleting all references to EI and by replacing all references to UCO LLC with references to GP LLC.

      (f)           The Omnibus Agreement is hereby amended by replacing Schedules A, B, C and D with the respective schedules attached to this Amendment.

2. Acknowledgement. Except as amended hereby, the Omnibus Agreement shall remain in full force and effect as previously executed, and the Parties hereby ratify the Omnibus Agreement as amended hereby.

3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (including by facsimile) to the other Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

EXTERRAN HOLDINGS, INC.

By: /s/ Daniel K. Schlanger
Name:   Daniel K. Schlanger
Title:     Senior Vice President

EXTERRAN ENERGY SOLUTIONS, L.P.

By:          EES GP, L.P.
its general partner

By:          Hanover Compressor Company
its general partner

By: /s/ Stephen A. Snider
Name:   Stephen A. Snider
Title:     President and Chief Executive Officer

EXTERRAN GP LLC

By: /s/ Daniel K. Schlanger
Name:   Daniel K. Schlanger
Title:     Senior Vice President

EXTERRAN GENERAL PARTNER, L.P.

By:          Exterran GP LLC,
its general partner

By: /s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title:   Senior Vice President

EXTERRAN PARTNERS, L.P.

By:          Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC,
its general partner

By:  /s/ Daniel K. Schlanger
Name:  Daniel K. Schlanger
Title:    Senior Vice President

EXLP OPERATING LLC

By:         Exterran Partners, L.P.,
its sole member

By:          Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC,
its general partner

By: /s/ Daniel K. Schlanger
Name:   Daniel K. Schlanger
Title:     Senior Vice President